EXHIBIT 99.1

INVESTOR CONTACT

Scott Wylie

Vice President – Investor Relations

Altera Corporation

(408) 544-6996

swylie@altera.com

MEDIA CONTACT

Anna del Rosario

Director – Public Relations

Altera Corporation

(408) 544-7496

anna.delrosario@altera.com

ALTERA REPORTS 2003 FINANCIAL RESULTS

NET INCOME UP 70%

San Jose, California, January 26, 2004—Altera Corporation (Nasdaq: ALTR) today reported 2003 net income of $155.1 million, $0.40 per diluted share, versus net income of $91.3 million, or $0.23 per diluted share in 2002. Revenues in 2003 were $827.2 million, up 16.2% compared to $711.7 million in 2002.

Fourth quarter net income was $45.1 million, $0.12 per diluted share, up 66% versus net income of $27.1 million, $0.07 per diluted share, in the fourth quarter of 2002. Pretax earnings included a $3.1 million benefit in the fourth quarter of 2003 and an $11.2 million benefit in the fourth quarter of 2002 resulting from the sale of inventory previously written-down in 2001. Fourth quarter revenues were $217.4 million, an increase of 20% compared to $180.6 million of revenues in the fourth quarter of 2002.

Altera repurchased 12.5 million shares of its common stock during 2003 at a cost of $239.0 million, with 6.0 million shares repurchased during the fourth quarter at a cost of $129.1 million. Altera ended the quarter with $1.0 billion in cash and short-term investments.

“New product sales were up nearly 300% in 2003, which drove Altera’s overall 16% sales gains. The Stratix™ family led our growth, and the more recently introduced Cyclone™ family, with more than one million units shipped, far exceeded our expectations. These two families have made Altera the leading supplier of 0.13-micron-based FPGAs,” said John Daane, president and CEO. “As customers take their early Stratix and Cyclone designs into production, we expect these families to drive growth for Altera. 2004 also will be a year of significant new product introductions as we roll out our new Stratix II and Cyclone II FPGAs and MAX® II CPLDs. This new Altera technology will further add to our momentum as we pursue growth opportunities across all the markets we serve.”

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Altera continues to advance its leadership position in system-on-a-programmable-chip (SOPC) solutions.

•	With its sales up sharply in the quarter, Altera’s Stratix device family remains the top selling FPGA at the advanced 0.13-micron process node. More than 1,000 customers have purchased these devices for applications across all the markets served by Altera. The Stratix family delivers high performance, flexible memory, and the industry’s most powerful digital signal processing (DSP) capability. In addition, for customers targeting high-volume production with the higher density members of the Stratix family, Altera offers a seamless migration path to a lower cost HardCopy™ device. Altera’s HardCopy devices are the PLD industry’s only complete prototype-to-volume production solution for high density designs. HardCopy devices provide engineers with a no-risk alternative to the lengthy and costly ASIC-based redesign process that has been the traditional path to volume production.

•	Altera has now shipped more than one million Cyclone devices, demonstrating the broad appeal of this innovative device family that delivers FPGA performance and flexibility at low cost. The Cyclone family expands the reach of Altera’s PLD technology into applications traditionally reserved for low-cost ASICs. In the 13 months since the family began shipping, Cyclone devices have been delivered to an Altera record-setting 2,200+ customers. Intensive customer dialogue in the design phase identified the optimal blend of performance, features, and price. These insights, when combined with a fast Cyclone manufacturing ramp, set the stage for very rapid customer adoption of this new family. The Cyclone family also provides a very cost-effective environment for implementation of Altera’s industry-leading Nios® soft processor core. The editors of Electronic Design News magazine recently recognized the Nios embedded processor version 3.0 as one of its Hot 100 Products of 2003. More than 12,000 Nios development kits have shipped, demonstrating the appeal of this unique configurable soft processor core.

Conference Call and Quarterly Update

A conference call will be held today at 1:45 PM Pacific Time to discuss the quarter’s results and management’s business outlook. A webcast and subsequent replay will be available on the company’s website, www.altera.com. A telephonic replay of the call may be accessed after 5:00 PM Pacific Time by calling (719) 457-0820 and referencing code 258712.

Altera will provide a business update on March 11, 2004. This business update will be made available after the market close and will be posted on the company’s web site. Those who do not have access to the Internet may contact Altera’s investor relations department at (408) 544-7707.

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Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements”, as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will”, “expects”, or words that imply or predict a future state. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty which can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, the risk that future performance is dependent on the rate at which customers’ designs move from the prototyping stage to volume production, the rate of growth of our customers’ end markets, the design performance of software and other tools, market acceptance of the company’s products, the rate of growth of the company’s new products and in particular the Stratix, Stratix GX, and Cyclone device families, market demand for the company’s mainstream and mature products, as well as changing economic conditions, and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time. Copies of Altera’s SEC filings are posted on the company’s web site and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera Corporation (Nasdaq: ALTR) is the world’s pioneer in system-on-a-programmable-chip (SOPC) solutions. Combining programmable logic technology with software tools, intellectual property, and technical services, Altera provides high-value programmable solutions to approximately 14,000 customers worldwide. More information is available at www.altera.com.

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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries.

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ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and note)

(Unaudited)

	THREE MONTHS ENDED			YEAR ENDED
	Dec. 31 2003	Sept. 30 2003	Dec. 31 2002	Dec. 31 2003	Dec. 31 2002
Net sales	$217,426	$209,446	$180,647	$827,207	$711,684

Costs and expenses:
Cost of sales	70,613	65,578	59,130	265,873	263,067
Research and development	41,274	40,976	49,294	178,543	182,766
Selling, general, and administrative	47,869	46,943	41,515	184,609	168,484

Total costs and expenses	159,756	153,497	149,939	629,025	614,317

Income from operations	57,670	55,949	30,708	198,182	97,367
Interest and other income, net	4,167	4,002	5,944	14,319	25,961

Income before income taxes	61,837	59,951	36,652	212,501	123,328
Provision for income taxes	(16,695)	(16,188)	(9,529)	(57,376)	(32,065)

Net income	$45,142	$43,763	$27,123	$155,125	$91,263

Income per share:
Basic	$0.12	$0.11	$0.07	$0.41	$0.24

Diluted	$0.12	$0.11	$0.07	$0.40	$0.23

Shares used in computation:
Basic	378,199	381,366	382,176	381,387	383,619

Diluted	388,299	391,013	387,595	389,753	391,708

Tax rate	27.0%	27.0%	26.0%	27.0%	26.0%
% of Sales:
Gross margin	67.5%	68.7%	67.3%	67.9%	63.0%
Research and development	19.0%	19.6%	27.3%	21.6%	25.7%
Selling, general, and administrative	22.0%	22.4%	23.0%	22.3%	23.6%
Income from operations	26.5%	26.7%	17.0%	24.0%	13.7%
Net income	20.8%	20.9%	15.0%	18.8%	12.8%

Note: Statements of operations for the three month periods ended December 31, 2003, September 30, 2003, and December 31, 2002 included benefits of $3.1 million, $7.6 million, and $11.2 million, respectively, resulting from the sale of inventory previously written down in 2001. Such benefits had a favorable gross margin impact of 1.4%, 3.6%, and 6.2%, respectively. For the years ended December 31, 2003 and December 31, 2002, these benefits were $29.0 million and $18.0 million, respectively. Such benefits had a gross margin impact of 3.5% and 2.5%, respectively.

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ALTERA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	Dec. 31 2003	Sept. 30 2003	Dec. 31 2002
Assets
Current assets:
Cash and short-term investments	$1,031,890	$1,087,737	$942,659
Accounts receivable, net	87,204	62,367	57,111
Inventories	44,583	43,151	39,089
Other current assets	106,355	99,438	111,500

Total current assets	1,270,032	1,292,693	1,150,359
Long-term investments	14,451	14,452	—
Property and equipment, net	160,924	167,184	183,999
Intangible and other assets, net	42,199	38,849	37,379

	$1,487,606	$1,513,178	$1,371,737

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and current liabilities	$139,781	$143,178	$96,194
Deferred income and allowances on sales to distributors	245,421	199,505	144,307

Total current liabilities	385,202	342,683	240,501
Stockholders' equity	1,102,404	1,170,495	1,131,236

	$1,487,606	$1,513,178	$1,371,737

Key Ratios & Information

Current Assets/Current Liabilities	3:1	4:1	5:1
Liabilities/Equity	1:3	1:3	1:5
Annualized Return on Equity	14%	13%	8%
Quarterly Depreciation Expense	$10,875	$8,160	$10,321
Quarterly Capital Expenditures	$4,615	$2,573	$3,258
Annualized Sales per Employee	$426	$421	$375
Number of Employees	1,995	1,959	1,882
Inventory MSOH (a): Altera	1.9	2.0	2.0
Inventory MSOH (a): Distribution	1.7	1.5	1.6
Days Sales Outstanding	36	27	29

(a)	MSOH: Months Supply On Hand

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ALTERA CORPORATION

REVENUE SUMMARY

(Unaudited)

				Quarterly Growth Rates		Year ending		Annual Growth Rate
	Q4'03	Q3'03	Q4'02	Q-Q	Y-Y	2003	2002
Geography
North America	31%	33%	34%	-4%	9%	33%	40%	-4%

Europe	21%	22%	24%	-1%	8%	22%	24%	9%
Japan	24%	24%	25%	2%	13%	24%	21%	30%
Asia Pacific	24%	21%	17%	23%	71%	21%	15%	62%

International	69%	67%	66%	8%	26%	67%	60%	30%

Total	100%	100%	100%	4%	20%	100%	100%	16%

Product Category (redefined below)
New	16%	13%	5%	30%	275%	12%	4%	288%
Mainstream	47%	50%	51%	-3%	12%	50%	49%	18%
Mature & Other	37%	37%	44%	3%	0%	38%	47%	-5%

Total	100%	100%	100%	4%	20%	100%	100%	16%

Market Segment
Communications	47%	43%	44%	13%	29%	44%	46%	12%
Industrial & Automotive	29%	30%	28%	0%	22%	30%	27%	26%
Computer & Storage	11%	11%	13%	-3%	2%	11%	13%	-4%
Consumer	13%	16%	15%	-9%	8%	15%	14%	30%

Total	100%	100%	100%	4%	20%	100%	100%	16%

Product Category Description (redefinition applies to all periods presented)
Category	Products
New	Stratix, Stratix GX, Cyclone, MAX 3000A, and HardCopy families
Mainstream	MAX 7000A, MAX 7000B, FLEX 10KE, APEX 20K, APEX 20KE, APEX 20KC, APEX II, ACEX 1K, Mercury, and Excalibur families
Mature & Other	Classic, FLEX 6000, FLEX 8000, FLEX 10K, FLEX 10KA, MAX 7000, MAX 7000S, and MAX 9000 families, MPLD, configuration and other devices, software and other tools, and intellectual property cores

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